Exhibit 3.2

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is_____________________________________________________________________________________________

Callaway Golf Company                                                                                                                                                                                                            .

2. The Registered Office of the corporation in the State of Delaware is changed to   Corporation Trust Center              1209 Orange Street             (street), in the City of   Wilmington                                , County of   New Castle                Zip Code  19801                    . The name of the Registered Agent at such address upon whom process against this Corporation may be served is   THE CORPORATION TRUST COMPANY                                             .

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Sarah E. Kim
Authorized Officer

Name:	Sarah E. Kim
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